UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 26, 2010
(Date of earliest event reported)

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 458-3711
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

          On April 26, 2010, Sterling Financial Corporation (“Sterling”) and Thomas H. Lee Partners, L.P. (“THL”) entered into a binding letter agreement (the “THL Agreement”) pursuant to which it is expected that THL will purchase shares of Sterling’s common stock (the “Common Stock”) at a price of up to $0.20 per share and shares of a newly-created Series B Convertible Participating Voting Preferred Stock (the “Series B Stock”) at a price of $75.00 per share of Series B Stock, representing a pro forma ownership interest of 16.6% on an as-converted basis, for an aggregate purchase price of approximately $134.7 million.  THL would also receive a warrant with a seven-year term to purchase 168,383,759 shares of Common Stock exercisable at a price of up to $0.22 per share, representing a total investment of 19.9% on an as-converted basis and assuming the exercise of these warrants (together with the purchase of the Common Stock and the Series B Stock, the “THL Transaction”).  The parties have agreed to execute definitive documentation in the form attached to the THL Agreement, subject only to the condition that substantially concurrently therewith the U.S. Department of the Treasury (the “Treasury”) and Sterling execute a definitive exchange agreement providing for the exchange of the Treasury’s existing TARP preferred stock as described below.  The THL Agreement expires at 5:00 p.m. EDT on Wednesday, April 28, 2010, subject to extension by THL.

          The Series B Stock would have a nominal liquidation preference, pay dividends on an as-converted basis if and when declared on the Common Stock, vote as a class with respect to certain matters and on an as-converted basis together with the Common Stock as a single class and will be automatically converted into 375 shares of Common Stock for each share of Series B Stock upon receipt of certain post-closing shareholder approvals.  In addition, if the post-closing shareholder approvals have not been received by the 120th day after closing, the Series B Stock would thereafter be entitled to a cumulative cash dividend at a per annum rate of 15% on the stated amount of $75.00 per Series B Stock.

          The definitive documentation regarding the THL Transaction would require clearance from the Federal Reserve under the Change in Bank Control Act, and THL is requesting expedited treatment for such approval. THL’s obligation to close would be subject to various conditions, including, among others, receipt of certain regulatory approvals and third party consents, the closing of the Treasury exchange transaction described below, raising total capital of between $720 and $730 million (inclusive of the THL Transaction), Sterling’s maintenance of asset levels and capital ratios, the absence of material changes in the characteristics of Sterling’s loan portfolio, no occurrence of an “ownership change” that would affect the preservation of certain of Sterling’s deferred tax assets, and no occurrence of a material adverse effect. Promptly after closing the THL Transaction, Sterling would seek shareholder approval to cause the conversion of the Series B Stock into Common Stock.  THL would agree to vote its shares in favor of such action.

          The THL Agreement contemplates entry into definitive documentation with the Treasury providing for (i) the exchange of the 303,000 shares of preferred stock held by the Treasury through its Capital Purchase Program for 303,000 shares of a newly-created Series C Fixed Rate Cumulative Mandatorily Convertible Preferred Stock (the “Series C Stock”) with a liquidation preference of $303 million, (ii) the exchange of the Series C Stock at a discounted exchange value of $75.75 million into 378,750,000 shares of Common Stock at a conversion price of $0.20 per share prior to the closing of the THL Transaction; and (iii) the amendment of the terms of the warrant currently held by Treasury to provide for an exercise price of $0.20 per share for a ten-year term following the THL Transaction.

Item 2.02  Results of Operations and Financial Condition.

On April 27, 2010, Sterling issued a press release regarding its results of operations and financial condition for the quarter ended March 31, 2010. The text of the press release is included as Exhibit 99.1 to this report. The information included in the press release text is incorporated by reference in this Item 2.02 as if set forth herein and is considered to be “furnished” under the Securities Exchange Act of 1934.

Item 3.02  Unregistered Sale of Equity Securities.

Sterling entered into the THL Agreement providing for the sale of Common Stock, Series B Stock and Warrants for approximately $134.7 million as described above under Item 1.01.  The terms of the securities are described above under Item 1.01.  The securities will be issued to THL in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01  Regulation FD Disclosure.

On April 27, 2010, Sterling issued a press release announcing its financial results for the quarter ending March 31, 2010, the recapitalization and certain other developments. A copy of the press release is attached to this report as Exhibit 99.1.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: Sterling’s ability to enter into definitive documentation with the parties and to complete the transactions announced today, future contemplated capital raises and other aspects of its recapitalization and recovery plans; Sterling’s ability to maintain adequate liquidity and its viability as a going concern; the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Sterling Financial Corporation dated April 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION

Date: April 27, 2010	By:	/s/ Daniel G. Byrne
		Name:	Daniel G. Byrne
		Title:	Executive Vice President, Assistant
Secretary and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release text of Sterling Financial Corporation dated April 27, 2010.